Gran Tierra Energy Inc. Announces Fourth Quarter and Year-End Results for 2018 Highlighted by Net Income of $103 million and 15% Increase in Production

CALGARY, Alberta, February 27, 2019, Gran Tierra Energy Inc. ("Gran Tierra" or the "Company") (NYSE American:GTE)(TSX:GTE) (LSE:GTE) today announced the Company's financial and operating results for the fourth quarter and year ended December 31, 2018. All dollar amounts are in United States (“U.S.”) dollars unless otherwise indicated.

Production and reserves amounts are on an average working interest before royalties ("WI") basis unless otherwise indicated. Per barrel ("bbl") of oil equivalent ("BOE") amounts are on a WI sales basis. For per BOE amounts based on net after royalty ("NAR") production, see Gran Tierra's Annual Report on Form 10-K filed February 27, 2019. Unless otherwise expressly stated, all reserves, future net revenue and ancillary information contained in this press release have been calculated in compliance with Canadian National Instrument 51-101 - Standards of Disclosure for Oil and Gas Activities ("NI 51-101") and the Canadian Oil and Gas Evaluation Handbook ("COGEH") and are based on the Company's 2018 year-end estimated reserves as evaluated by the Company's independent qualified reserve evaluator McDaniel & Associates Consultants Ltd. ("McDaniel") in a report with an effective date of December 31, 2018 (the "GTE McDaniel Reserves Report").

Key Highlights

•
Achieved a new Company milestone with record high average annual production in 2018 of 36,209 BOE per day (“BOEPD”), 15% higher than 31,426 BOEPD(1) in 2017 and 38% higher than 26,216 BOEPD(1) in 2016; on a per share basis, production in 2018 was up 17% from 2017

•
Increased the Company's WI Proved plus Probable ("2P") reserves to 142 million BOE (99 percent oil), before tax 2P net present value discounted at 10% ("NPV10") to $2.7 billion and before tax 2P net asset value ("NAV") to $5.96 per share(2)

•
Gran Tierra's existing producing assets are forecasted to generate 2P oil and gas sales of $5.2 billion and before tax free cash flow(3) of $2.5 billion and after tax free cash flow(3) of $1.9 billion over the five year time period of 2019 to 2023

•	Increased average production in fourth quarter 2018 to a record high of 38,156 BOEPD, 11% higher than 34,477 BOEPD in fourth quarter 2017

•	Demonstrated ongoing strong annual financial performance in 2018:

◦	Net income was $103 million, or $0.26 per share basic and diluted, compared with a net loss of $32 million, or $0.08 per share basic and diluted, in 2017

◦	Return on capital employed increased to 12% from 8% in 2017

◦	EBITDA(4) more than doubled, increasing 106% to $377 million, compared with $183 million in 2017, net debt(2) to EBITDA was 1.0 times at December 31, 2018

◦
Funds flow from operations(4) increased by 39% to $306 million compared with $220 million in 2017, and funds flow from operations(4) per share increased by 41% to $0.79 per share in 2018 from $0.56 per share in 2017

◦	Oil and gas sales increased by 45% to $613 million in 2018 compared with $422 million in 2017

◦	Operating netback(4) per BOE increased by 36% compared with 2017 to $33.51 per BOE

◦	Additional information on 2018 expenses:

▪
Operating Expenses: increased to $8.49 per BOE compared with $7.47 per BOE in 2017, primarily due to higher power generation and equipment rental costs required to manage the facility capacity limitations in Acordionero field as a result of rapid production growth

▪	Workover Expenses: increased to $2.63 per BOE compared with $1.88 per BOE in 2017, primarily as a result of pump failures due to unreliable power

–
Gran Tierra expects combined average operating and workover expenses in 2019 to trend lower to a range of $9.00 - $10.00 per BOE as the forecasted full ramp up of gas to power facilities at the Acordionero, Costayaco and Moqueta fields has an expected positive impact on power reliability, thereby reducing pump failure rates and the resultant expenses and diesel costs

▪	Transportation Expenses: increased by 3% to $2.21 per BOE in 2018 from $2.15 per BOE in 2017

▪	General and Administrative ("G&A") Expenses: decreased to $2.40 per BOE in 2018 from $2.55 per BOE in 2017

Updated 2019 Guidance

As a result of the recently announced acquisitions of an additional 36.2% WI and operatorship in the Suroriente Block, 50%WI and operatorship in the PUT-8 Block and 100% WI in the LLA-5 Block, Gran Tierra is revising its 2019 guidance as follows:

2019 Budget	Original	Revised
Production (BOEPD)	40,000-42,000	41,000-43,000
Average Annual Production Growth (%)	10-16	13-19
Brent Oil Price ($/bbl)	65.00	65.00
Cash Flow(5) ($ million)	365-375	375-395
Total Capital ($ million), Excluding Acquisition	350-370	320-340
Development Capital ($ million)	235-245	215-225
Exploration Capital ($ million)	115-125	105-115
Free Cash Flow(6) ($ million)	5-15	50-60
Share Buyback ($ million)	20	20-40
Year-End Net Debt(7)/Cash Flow(5) (times)	0.8-1.0	1.0-1.2
Number of Development Wells (gross)	31-32	26-30
Number of Exploration Wells (gross)	7-8	6-8

Gran Tierra also updates its expected approximate 2019 expenses and operating netback(8) as follows:

2019 Budget	Original	Revised
Brent Oil Price ($/bbl)	65.00	65.00
Expenses ($/boe)
Transportation and Quality Discount	11.00 - 13.00	11.00 - 13.00
Royalties	9.00 - 10.00	9.00 - 10.00
Oil and Gas Sales Price ($/boe)	42.00 - 45.00	42.00 - 45.00
Operating Costs	8.50 - 9.50	9.00 - 10.00
Transportation (Pipeline)	1.50 - 2.50	1.50 - 2.00
Operating Netback(8) ($/boe)	30.00 - 35.00	30.00 - 34.50
General and Administrative	1.50 - 2.00	1.25 - 1.75
Cash-Settled Stock-Based Compensation	0.90 - 1.00	0.50 - 0.75
Interest and Financing	1.50 - 2.00	1.50 - 2.00
Taxes	3.50 - 4.50	3.00 - 4.00

Message to Shareholders

Gary Guidry, President and Chief Executive Officer of Gran Tierra, commented: "In 2018, our returns-focused strategy with an emphasis on profitable production growth generated strong financial results. Gran Tierra's high-quality, operated, diversified suite of assets in Colombia delivered material year-on-year improvements in several important metrics, including a 15% increase in production, a 424% increase in net income, a 45% increase in oil and gas sales per BOE, a 36% improvement in operating netback per BOE and an increase of 41% in funds flow from operations per share.

With our high netback production, low declines and large resource base and drilling inventory, we demonstrated in 2018 that Gran Tierra has created a sustainable business model which we expect to be fully funded by forecasted cash from operating activities in 2019. Since we operate over 90% of our production and have a 100% WI in 18 out of 27 of our blocks, including 16 out of 16 in the Putumayo, Gran Tierra also has significant control and flexibility on capital allocation and timing during volatile periods in oil price and capital markets. Our 1,100,000 net acres in the Putumayo, 715,000 net acres in the Llanos and 87,000 net acres in the Middle Magdalena Valley give Gran Tierra a significant amount of exploration, appraisal and development opportunities for years to come.

We have a strong position in the three major producing basins in Colombia. As we look to 2019 and beyond, we remain focused on creating long-term shareholder value, which we believe is achieved by focusing on capital efficiency and returns on invested capital. We believe that our focused strategy is delivering results on several fronts and that Gran Tierra is well positioned for an exciting year of growth in 2019 and beyond as we continue to create value in multi-horizon, proven hydrocarbon basins that have access to infrastructure."

Operations Update

Continued Strong Performance at Acordionero (100% WI)

•	During fourth quarter 2018, three wells were drilled on the South Pad, which were focused on delineating the southern reservoir extent within the area that the Company has mapped on 3D seismic data

•	The Company drilled and completed the AC-32 and AC-33 development wells from the South Pad; these wells have further proved the southern extent of Acordionero's Lisama A and C reservoirs

•
The AC-34 development well, which was drilled up-dip of AC-32, penetrated high quality Lisama A and C reservoir; the AC-34 was placed on production January 10, 2019 and performed above original expectations with a 30-day average oil rate of 2,071 bbl of oil per day (“bopd”)

•	Planned activity in first quarter 2019 is focused on drilling and completing the AC-35, AC-36 and AC-37 development wells, in addition to drilling several water injectors

•	The AC-37 development well is planned to be the furthest south in the field and is expected to further verify Acordionero’s southern extent

•
The Acordionero facilities expansion is designed for enhanced oil recovery and value by increasing capacities for fluid handling and water injection with project completion expected by end of second quarter 2019; this expansion is expected to allow water injection to be ramped up to a maximum rate of 40,000 bbl water injected per day ("bwipd") during second half 2019

Progress at Ayombero (100% WI)

•	The Ayombero-3 appraisal well was spud on January 7, 2019 and is now in the completion phase; initial indications prior to logs are a gross reservoir interval of ~600 feet has been penetrated

•
The three Ayombero wells drilled to date have confirmed similar lithologies, oil saturations and over-pressure in the Galembo Member of the La Luna Carbonate reservoir, suggesting reservoir and structural continuity

•	After completion and stimulation of Ayombero-3, workovers and stimulations of the Ayombero-1 and 2 wells are planned to follow using the drilling rig for pressure control

Exploration Update (All Projects 100% WI)

•
Pomorroso-1 Well, PUT-7 Block: has been successfully drilled and cased; log evaluation indicates that up to seven zones may be prospective; after stimulation of the first Villeta carbonate zone, the well stabilized on natural flow at average rates of 288 bopd of 34-degree API oil, 1 bbl of water per day and a gas-oil ratio of 175 standard cubic feet per bbl, over a 120 hour period during January 5 to 9, 2019, at which point the packer failed; a production logging tool confirmed only 3 feet (“ft”) out of 71 ft of perforated reservoir have been effectively stimulated; a second stimulation using a diverter is being planned for March 2019; the Company expects to test other prospective uphole zones in this well, including the N Sands

•
Almendrillo-1 Well, PUT-7 Block: has been cased and testing with the drilling rig is ongoing; the same drilling rig is then expected to drill in sequence the Pecari-1, Tajinos-1 and Northwest-1 exploration wells from the same pad; these exploration wells are designed to test the same multi-zone potential as Pomorroso-1

•
Chilanguita-1 Well, Alea-1848 Block: testing is still ongoing; 30-degree API oil was recovered from the A Limestone while the N Sand remains under evaluation where 17-degree API oil has been recovered, however commercial oil rates have not yet been achieved

•
Prosperidad-1 Well, El Porton Block (Llanos Basin): the well was spud February 10, 2019; surface casing has been set and the well has been drilled to the intermediate casing setting depth of 9,819 ft; the well is expected to reach planned total depth of 16,300 ft during second quarter 2019 to test the Mirador, Gacheta and Une Formations

•
Planned 3D Seismic Program (341 Square Kilometers, Putumayo Basin): field operations have commenced with the initiation of surveying on the Alea 1848A Block; this 3D seismic survey is planned to cover all of the Nancy-Burdine-Maxine Block and portions of the Alea 1848A, PUT-4 and PUT-25 Blocks and would be the largest seismic program ever conducted in the Putumayo Basin

Suroriente Block Activity to Accelerate (52% WI and Operator)

•
Following the recently announced acquisition of an additional 36.2% WI and operatorship in this block, Gran Tierra is focused on enhanced oil recovery and value via planned increases in water injection and fluid production volumes in the Cohembi and Quinde fields; the Company expects to begin seeing positive production impacts from these plans during second half 2019

PUT-7 Block (100% WI)

•
At the Cumplidor field, appraisal work continues to assess potential waterflood development, in line with the Cohembi development; reprocessing and merging of the 3D seismic surveys covering the Cumplidor and Quinde (Suroriente Block) fields has commenced

•	Workovers are planned at the Cumplidor 1 and 2 wells to enhance production performance

Chaza Block (100% WI)

•
At Costayaco and Moqueta, several water treatment projects have been completed and the focus at these fields is enhanced oil recovery by waterflooding; current water injection in both fields is approximately 57,000 bwipd with a planned increase to 75,000 bwipd by the end of 2019

Financial and Operational Highlights (all amounts in $000s, except per share and BOE amounts)

	Year Ended		Three Months Ended
	December 31,	December 31,	December 31,	December 31,
	2018	2017	2018	2017
Net Income (Loss)	$102,616	$(31,708)	$(10,840)	$(40,802)
Net Income (Loss) Per Share - Basic	$0.26	$(0.08)	$(0.03)	$(0.10)
Net Income (Loss) Per Share - Diluted	$0.26	$(0.08)	$(0.03)	$(0.10)

Oil and Gas Sales	$613,431	$421,734	$136,639	$127,179
Operating Expenses	(111,272)	(87,855)	(33,253)	(27,309)
Workover Expenses	(34,437)	(22,014)	(8,515)	(4,094)
Transportation Expenses	(28,993)	(25,107)	(7,969)	(5,635)
Operating Netback(4)	$438,729	$286,758	$86,902	$90,141

G&A Expenses Before Stock-based Compensation	$31,369	$29,775	$14,114	$7,637

G&A Expenses Stock-Based Compensation	8,114	9,239	(11,805)	4,501
G&A Expenses, Including Stock-Based Compensation	$39,483	$39,014	$2,310	$12,138

EBITDA(4)	$376,718	$182,547	$69,184	$20,123

Funds Flow from Operations(4)	$306,449	$220,197	$52,137	$69,123

Capital Expenditures	$347,093	$251,041	$88,542	$75,322

Average Daily Volumes (BOEPD)
Working Interest Production Before Royalties	36,209	32,105	38,156	34,477
Royalties	(7,156)	(5,320)	(6,960)	(6,114)
Production NAR	29,053	26,785	31,196	28,363
(Increase) Decrease in Inventory	(336)	(96)	(137)	(194)
Sales	28,717	26,689	31,059	28,169
Royalties, % of WI Production Before Royalties	20%	17%	18%	18%

Per BOE (9)
Average Realized Price (10)	46.84	36.09	38.90	40.36
Transportation Expenses	(2.21)	(2.15)	(2.27)	(1.79)
Average Realized Price Net of Transportation Expenses	44.63	33.94	36.63	38.57
Operating Expenses	(8.49)	(7.47)	(9.58)	(8.56)
Workover Expenses	(2.63)	(1.88)	(2.42)	(1.30)
Operating Netback(4)	33.51	24.59	24.63	28.71
G&A Expenses	(2.40)	(2.55)	(4.02)	(2.42)
Severance Expenses	(0.18)	(0.11)	(0.10)	(0.04)
Equity Tax	—	(0.10)	—	—
Realized Foreign Exchange Gain (Loss)	0.12	(0.11)	0.51	(0.05)
Realized Financial Instruments (Loss) Gain	(2.59)	0.13	(2.21)	0.01
Interest Expense, Excluding Amortization of Debt Issuance Costs	(1.85)	(0.98)	(1.78)	(0.93)
Interest Income (Expense)	0.16	0.10	(0.01)	0.08
Current Income Tax Expense	(3.35)	(2.08)	(2.19)	(3.43)
Cash Netback(4)	$23.42	$18.89	$14.83	$21.93

Share Information (000s)
Common Stock Outstanding, End of Period	387,079	385,191	387,079	385,191
Exchangeable Shares Outstanding, End of Period	—	6,112	—	6,112
Weighted Average Number of Common and Exchangeable Shares Outstanding - Basic	390,930	396,684	390,173	394,442
Weighted Average Number of Common and Exchangeable Shares Outstanding - Diluted	427,120	396,684	390,173	394,442

	As at December 31
	2018	2017	% Change
Cash, Cash Equivalents and Current Restricted Cash and Cash Equivalents	$52,309	$24,113	117

Revolving Credit Facility	$—	$148,000	—

Senior Notes	$300,000	$—	—

Convertible Notes	$115,000	$115,000	—

(1) These balances are Colombia production only and do not include Brazil production of 679 and 846 BOEPD for 2017 and 2016, respectively.

(2) Based on December 31, 2018 before tax NPV10 of $2.7 billion, minus year-end 2018 net debt of $366 million, comprised of working capital surplus of $33 million, convertible notes of $112 million (net of unamortized fees; $115 million gross) and senior notes of $289 million (net of unamortized fees; $300 million gross), unamortized reserves-based revolving credit facility fees of $2 million (net of unamortized fees; $0 million gross), and number of shares of Gran Tierra's common stock and exchangeable shares issued and outstanding at December 31, 2018 and 2017 of 387 million and 391 million, respectively. Net working capital and debt at December 31, 2018 and 2017 were prepared in accordance with generally accepted accounting principles in the United States of America ("GAAP").

(3) Free cash flow is not a defined term under GAAP and is called net revenue in the GTE McDaniel Reserves Report and is derived therefrom. The non-GAAP term of free cash flow reconciles to the nearest GAAP term of oil and gas sales, which is called sales revenue in the GTE McDaniel Reserves Report. Refer to "Future Net Revenue" in this press release for the applicable reconciliation. Refer to "Non-GAAP Measures" in this press release for a description of how this non-GAAP measure is calculated.

(4) Operating netback, earnings before interest, taxes, depletion, depreciation, accretion and impairment (“DD&A”) ("EBITDA"), funds flow from operations and cash netback, are non-GAAP measures and do not have a standardized meaning under GAAP. Refer to "Non-GAAP Measures" in this press release for descriptions of these non-GAAP measures and reconciliations to the most directly comparable measures calculated and presented in accordance with GAAP.

(5) Cash flow in the context of updated 2019 guidance refers to the GAAP line item “net cash provided by operating activities”.

(6) Free cash flow in the context of updated 2019 guidance is a non-GAAP measure and does not have a standardized meaning under GAAP. Free cash flow is defined as “net cash provided by operating activities” less projected 2019 capital spending. Refer to "Non-GAAP Measures" in this press release for a description.

(7) Net debt (non-GAAP) in the context of updated 2019 guidance is a non-GAAP measure and is an estimate of 2019 year-end working capital, less $115 million in senior convertible notes and $300 million in senior notes.

(8) Operating netback in the context of updated 2019 guidance is a non-GAAP measure and does not have a standardized meaning under GAAP. Refer to "Non-GAAP Measures" in this press release for a description. The GAAP measure is oil and gas sales price. Estimated oil and gas sales price is calculated by subtracting 2019 forecasts of transportation and quality discount and royalties from the 2019 budget Brent oil price forecast as outlined in the relevant table above. Estimated 2019 operating netback is calculated by subtracting 2019 forecasts of transportation and quality discount, royalties, operating costs and pipeline transportation from the 2019 budget Brent oil price forecast as outlined in the relevant table above.

(9) Per BOE amounts are based on WI sales before royalties. For per BOE amounts based on NAR production, see Gran Tierra's Annual Report Form 10-K filed on February 27, 2019.

(10) The decrease in average realized price is attributable to the Company pricing its revenue at M+1 ("month plus one") and the widening of the Brent-Vasconia differential. In 2018, Gran Tierra sold its oil at the following month average Brent price. The Company benefited from this structure up to the fourth quarter of 2018. However, with the sharp decrease in the Brent oil price in fourth quarter 2018, this structure impacted the average realized oil price during the quarter as M+1 Brent was $60.37 per bbl versus the average monthly Brent oil price ("M") of $68.08 per bbl. This marketing structure ended in December 2018. In 2019, the Company plans to price its oil sales based on M less appropriate quality and transportation discounts. The Company is forecasting a return to historical levels of quality and transportation discount in the average range of $11 to $13 per BOE for 2019, which is consistent with $13.16 per BOE realized in 2018.

Conference Call Information:

Gran Tierra will host its fourth quarter and full year 2018 results conference call on Wednesday, February 27, 2019, at 11:00 a.m. Mountain Time, 1:00 p.m. Eastern Time. Interested parties may access the conference call by dialing 1-844-348-3792 or 1-614-999-9309 (North America), 00800-028-8438 or 020-3107-0289 (United Kingdom) or 01-800-518-5094 (Colombia). The call will also be available via webcast at www.grantierra.com.

About Gran Tierra Energy Inc.

Gran Tierra Energy Inc. is an international oil and gas exploration and production company, headquartered in Calgary, Canada, incorporated in the United States, trading on the NYSE American (GTE), the Toronto Stock Exchange (GTE) and the London Stock Exchange (GTE) and operating in South America. Gran Tierra holds interests in producing and prospective properties in Colombia. Gran Tierra has a strategy that focuses on establishing a portfolio of producing properties, plus production enhancement and exploration opportunities to provide a base for future growth. Additional information concerning Gran Tierra is available at www.grantierra.com. Investor inquiries may be directed to info@grantierra.com or +1(403) 265-3221.

Gran Tierra's Securities and Exchange Commission filings are available on the Securities and Exchange Commission website at http://www.sec.gov, and Gran Tierra’s reports filed with the Canadian Securities Administrators are available on SEDAR at http://www.sedar.com.

Forward Looking Statements and Legal Advisories:

This press release contains opinions, forecasts, projections, and other statements about future events or results that constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and financial outlook and forward looking information within the meaning of applicable Canadian securities laws (collectively, "forward-looking statements"). Such forward-looking statements include, but are not limited to expected 2P oil and gas and free cash flow from 2019 to 2023, expected workover expenses and transportation discount for 2019, expected average production for 2019, Gran Tierra’s financial position, estimated quantities and net present value of reserves, business strategy, plans and objectives for future operations, capital spending plans and those statements preceded by, followed by or that otherwise include the words “believe,” “expect,” “anticipate,” “forecast,” “budget,” “will,” “estimate,” “target,” “project,” “plan,” “should,” “guidance” or similar expressions are forward-looking statements. Such forward-looking statements include, but are not limited to, the Company’s expectations, capital program, future sources of funding for capital expenditures and guidance, including for certain future production estimates, forecast prices, five-year expected oil and gas sales, free cash flow, expected future net cash provided by operating activities (described in this press release as cash flow), net debt and certain associated metrics, the Company’s strategies and the Company’s operations including planned operations, oil prices and oil production. Statements relating to “reserves” are also deemed to be forward-looking statements, as they involve the implied assessment, based on certain estimates and assumptions, including that the reserves described can be profitably produced in the future.

The forward-looking statements contained in this press release reflect several material factors and expectations and assumptions of Gran Tierra including, without limitation, that Gran Tierra will continue to conduct its operations in a manner consistent with its current expectations, the accuracy of testing and production results and seismic data, pricing and cost estimates (including with respect to commodity pricing and exchange rates), rig availability, the risk profile of planned exploration activities, the effects of drilling down-dip, the effects of waterflood and multi-stage fracture stimulation operations, the extent and effect of delivery disruptions, and the general continuance of current or, where applicable, assumed operational, regulatory and industry conditions including in areas of potential expansion, and the ability of Gran Tierra to execute its current business and operational plans in the manner currently planned. Gran Tierra believes the material factors, expectations and assumptions reflected in the forward-looking statements are reasonable at this time but no assurance can be given that these factors, expectations and assumptions will prove to be correct.

Among the important factors that could cause actual results to differ materially from those indicated by the forward-looking statements in this press release are: prices and markets for oil and natural gas are unpredictable and tend to fluctuate significantly; Gran Tierra’s operations are located in Colombia, and unexpected problems can arise due to guerrilla activity; technical difficulties and operational difficulties may arise which impact the production, transport or sale of our products; geographic, political and weather conditions can impact the production, transport or sale of Gran Tierra's products; the ability of Gran Tierra to execute its business plan; the risk that unexpected delays and difficulties in developing currently owned properties may occur; the ability to replace reserves and production, and develop and manage reserves on an economically viable basis; the timely receipt of regulatory or other required approvals for our operating activities; the failure of exploratory drilling to result in commercial wells; unexpected delays due to the limited availability of drilling equipment and personnel; the risk that current global economic and credit market conditions may impact oil prices and oil consumption more than Gran Tierra currently predicts, which could cause Gran Tierra to further modify its strategy and capital spending program; the risk that previously announced acquisitions do not receive required approvals or do not close on time or as anticipated, and the risk factors detailed from time to time in Gran Tierra’s periodic reports filed with the Securities and Exchange Commission, including, without limitation, under the caption "Risk Factors" in Gran Tierra's Annual Report on Form 10-K for the year ended December 31, 2018 filed February 27, 2019 and its Quarterly Reports on Form 10-Q.These filings are available on the SEC website at http://www.sec.gov and on SEDAR at www.sedar.com. Although the current guidance, capital spending program and long term strategy of Gran Tierra are based upon the current expectations of the management of Gran Tierra, should any one of a number of issues arise, Gran Tierra may find it necessary to alter its business strategy and/or capital spending program and there can be no assurance as at the date of this press release as to how those funds may be reallocated or strategy changed.

Statements relating to "reserves" are also deemed to be forward-looking statements, as they involve the implied assessment, based on certain estimates and assumptions, including that the reserves described can be profitably produced in the future.

All forward-looking statements included in this press release are made as of the date of this press release and the fact that this press release remains available does not constitute a representation by Gran Tierra that Gran Tierra believes these forward-looking statements continue to be true as of any subsequent date. Actual results may vary materially from the expected results expressed in forward-looking statements. Gran Tierra disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by applicable securities laws. Gran Tierra’s forward-looking statements are expressly qualified in their entirety by this cautionary statement.

The estimates of future production, net cash provided by operating activities (described in this press release as cash flow), free cash flow, net debt, working capital and certain expenses set forth in this press release may be considered to be future-oriented financial information or a financial outlook for the purposes of applicable Canadian securities laws. Financial outlook and future-oriented financial information contained in this press release about prospective financial performance, financial position or cash flows are based on assumptions about future events, including economic conditions and proposed courses of action, based on management’s assessment of the relevant information currently available, and to become available in the future. In particular, this press release contains projected operational and financial information for 2019. These projections contain forward-looking statements and are based on a number of material assumptions and factors set out above. Actual results may differ significantly from the projections presented herein. These projections may also be considered to contain future-oriented financial information or a financial outlook. The actual results of Gran Tierra’s operations for any period will likely vary from the amounts set forth in these projections, and such variations may be material. See above for a discussion of the risks that could cause actual results to vary. The future-oriented financial information and financial outlooks contained in this press release have been approved by management as of the date of this press release. Readers are cautioned that any such financial outlook and future-oriented financial information contained herein should not be used for purposes other than those for which it is disclosed herein. The Company and its management believe that the prospective operational and financial information has been prepared on a reasonable basis, reflecting management’s best estimates and judgments, and represent, to the best of management’s knowledge and opinion, the Company’s expected course of action. However, because this information is highly subjective, it should not be relied on as necessarily indicative of future results.

Non-GAAP Measures

This press release includes non-GAAP financial measures as further described herein. These non-GAAP measures do not have a standardized meaning under GAAP. Investors are cautioned that these measures should not be construed as alternatives to net loss or other measures of financial performance as determined in accordance with GAAP. Gran Tierra's method of calculating these measures may differ from other companies and, accordingly, they may not be comparable to similar measures used by other companies. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure.

Before tax and after tax free cash flow are non-GAAP terms and are called before tax and after tax net revenue in the GTE McDaniel Reserves Report, respectively. The non-GAAP term of before tax free cash flow reconciles to the nearest GAAP term of oil and gas sales, which is called sales revenue in the GTE McDaniel Reserves Report. Before tax net revenue is calculated by McDaniel by subtracting total royalties, operating costs, future development capital, abandonment and reclamation costs from sales revenue. After tax free cash flow is calculated by McDaniel by subtracting future taxes from before tax net revenue. Refer to "Future Net Revenue" in this press release for the applicable reconciliation. Management uses free cash flow as a measure of the Company's ability to fund its exploration program.

Operating netback as presented is defined as oil and gas sales less operating and transportation expenses. Cash netback as presented is net income or loss before DD&A expenses, asset impairment, deferred income tax expense or recovery, amortization of debt issuance costs, unrealized foreign exchange gains and losses, loss on sale of business units and gain on acquisition, non-cash operating and G&A expenses and unrealized financial instruments gains and losses. Management believes that operating netback and cash netback are useful supplemental measures for investors to analyze financial performance and provide an indication of the results generated by Gran Tierra's principal business activities prior to the consideration of other income and expenses. See the table entitled Financial and Operational Highlights, above for the components of operating netback and corresponding reconciliation to net income or loss. A reconciliation from net income or loss to cash netback is as follows:

	Year Ended		Three Months Ended
	December 31,	December 31,	December 31,	December 31,
Cash Netback - Non-GAAP Measure ($000s)	2018	2017	2018	2017
Net Income (loss)	$102,616	$(31,708)	$(10,840)	$(40,802)
Adjustments to reconcile net income (loss) to cash netback
DD&A expenses	197,867	131,335	60,169	38,606
Asset impairment	—	1,514	—	275
Deferred income tax expense	4,968	44,716	5,086	8,052
Amortization of debt issuance costs	3,183	2,415	854	547
Unrealized foreign exchange loss	11,511	837	11,352	1,141
Loss on sale	—	44,385	—	35,309
Non-cash operating expenses	185	536	(370)	339
Non-cash G&A expenses	8,114	9,239	(11,807)	4,501
Unrealized financial instruments (loss) gain	(21,635)	17,492	(2,306)	21,185
Cash netback	$306,809	$220,761	$52,138	$69,153

EBITDA, as presented, is defined as net income or loss adjusted for DD&A expenses, interest expense, income tax recovery or expenses. Management uses this supplemental measure to analyze performance and income or loss generated by our principal business activities prior to the consideration of how non-cash items affect that income or loss, and believes that these financial measures are also useful supplemental information for investors to analyze our performance and our financial results. A reconciliation from net income or loss (GAAP) to EBITDA is as follows:

	Year Ended		Three Months Ended
	December 31,	December 31,	December 31,	December 31,
EBITDA - Non-GAAP Measure ($000s)	2018	2017	2018	2017
Net Income (loss)	$102,616	$(31,708)	$(10,840)	$(40,802)
Adjustments to reconcile net income to EBITDA
DD&A expenses	197,867	131,335	60,169	38,606
Interest expense	27,364	13,882	7,090	3,467
Income tax expense	48,871	69,038	12,765	18,852
EBITDA	$376,718	$182,547	$69,184	$20,123

Funds flow from operations, as presented, is net income or loss adjusted for DD&A expenses, asset impairment, deferred tax expense or recovery, stock-based compensation expense, amortization of debt issuance costs, cash settlement of RSUs, unrealized foreign exchange and financial instruments gains and losses, cash settlement of financial instruments, and loss on sale of business units or gain on acquisition. Management uses this financial measure to analyze performance and income or loss generated by our principal business activities prior to the consideration of how non-cash items affect that income or loss, and believes that this financial measure is also useful supplemental information for investors to analyze performance and our financial results. A reconciliation from net income or loss to funds flow from operations is as follows:

	Year Ended		Three Months Ended
	December 31,	December 31,	December 31,	December 31,
Funds Flow From Operations - Non-GAAP Measure ($000s)	2018	2017	2018	2017
Net Income (loss)	$102,616	$(31,708)	$(10,840)	$(40,802)
Adjustments to reconcile net income (loss) to funds flow from operations
DD&A expenses	197,867	131,335	60,169	38,606
Asset impairment	—	1,514	—	275
Deferred tax expense	4,968	44,716	5,086	8,052
Stock-based compensation expense	8,299	9,775	(12,178)	4,840
Amortization of debt issuance costs	3,183	2,415	854	547
Cash settlement of RSUs	(360)	(564)	—	(30)
Unrealized foreign exchange loss	11,511	837	11,352	1,141
Financial instruments loss	12,296	15,929	5,456	21,140
Cash settlement of financial instruments	(33,931)	1,563	(7,762)	45
Loss on sale	—	44,385	—	35,309
Funds flow from operations	$306,449	$220,197	$52,137	$69,123

Operating netback, when presented in the context of updated 2019 guidance, is defined as oil and gas sales less operating and transportation expenses. Management believes that operating netback is a useful supplemental measure for management and investors to analyze financial performance and provides an indication of the results generated by our principal business activities prior to the consideration of other income and expenses. Gran Tierra is unable to provide a quantitative reconciliation of forward-looking operating netback to its most directly comparable forward-looking GAAP measure because management cannot reliably predict certain of the necessary components of such forward-looking GAAP measure.

Free cash flow, when presented in the context of updated 2019 guidance, is defined as GAAP “net cash provided by operating activities” less projected 2019 capital spending. Management believes that free cash flow is a useful supplemental measure for management and investors to in order to evaluate the financial sustainability of the Company's business. Gran Tierra is unable to provide a quantitative reconciliation of forward-looking free cash flow to its most directly comparable forward-looking GAAP measure because management cannot reliably predict certain of the necessary components of such forward-looking GAAP measure.

DISCLOSURE OF OIL AND GAS INFORMATION

Gran Tierra's Statement of Reserves Data and Other Oil and Gas Information on Form 51-101F1 dated effective as at December 31, 2018 (the "GTE 51-101F1"), which includes disclosure of its oil and gas reserves and other oil and gas information in accordance with NI 51-101 forming the basis of this press release, is available on SEDAR at www.sedar.com.

Estimates of net present value and future net revenue contained herein do not necessarily represent fair market value of reserves. Estimates of reserves, and future net revenue for individual properties may not reflect the same level of confidence as estimates of reserves and future net revenue for all properties, due to the effect of aggregation. There is no assurance that the forecast price and cost assumptions applied by McDaniel in evaluating Gran Tierra's reserves and future net revenue will be attained and variances could be material.

All evaluations of future net revenue contained in the GTE McDaniel Reserves Report are after the deduction of royalties, operating costs, development costs, production costs and abandonment and reclamation costs but before consideration of indirect costs such as administrative, overhead and other miscellaneous expenses. It should not be assumed that the estimates of future net revenues presented in this press release represent the fair market value of the reserves. There are numerous uncertainties inherent in estimating quantities of crude oil and natural gas reserves and the future cash flows attributed to such reserves. The reserve and associated cash flow information set forth in the GTE McDaniel Reserves Report are estimates only and there is no guarantee that the estimated reserves will be recovered. Actual reserves may be greater than or less than the estimates provided therein.

BOEs have been converted on the basis of six thousand cubic feet (“Mcf”) natural gas to 1 bbl of oil. BOEs may be misleading, particularly if used in isolation. A BOE conversion ratio of 6 Mcf: 1 bbl is based on an energy equivalency conversion method primarily applicable at the burner tip and does not represent a value equivalency at the wellhead. In addition, given that the value ratio based on the current price of oil as compared with natural gas is significantly different from the energy equivalent of six to one, utilizing a BOE conversion ratio of 6 Mcf: 1 bbl would be misleading as an indication of value.

Future Net Revenue

Future net revenue reflects McDaniel’s forecast of revenue estimated using forecast prices and costs, arising from the anticipated development and production of resources, after the deduction of royalties, operating costs, development costs and abandonment and reclamation costs but before consideration of indirect costs such as administrative, overhead and other miscellaneous expenses. The estimate of future net revenue below does not necessarily represent fair market value.

	Consolidated Properties at December 31, 2018
	Proved Plus Probable (2P) Total Future Net Revenue ($ million)
	Forecast Prices and Costs
Years	Sales Revenue	Total Royalties	Operating Costs	Future Development Capital	Abandonment and Reclamation Costs	Future Net Revenue Before Future Taxes	Future Taxes	Future Net Revenue After Future Taxes*
2019-2023 (5 Years)	5,154	(989)	(1,117)	(574)	(1)	2,473	(537)	1,936
Remainder	3,909	(703)	(1,525)	(1)	(72)	1,607	(440)	1,167
Total (Undiscounted)	9,063	(1,693)	(2,642)	(575)	(73)	4,080	(977)	3,103
Total (Discounted @ 10%)	5,806	(1,107)	(1,494)	(510)	(22)	2,672	(635)	2,037
*The after-tax net present value of the Company's oil and gas properties reflects the tax burden on the properties on a stand-alone basis. It does not consider the corporate tax situation, or tax planning. It does not provide an estimate of the value at the Company level which may be significantly different. The Company's financial statements should be consulted for information at the Company level.

Definitions

Proved reserves are those reserves that can be estimated with a high degree of certainty to be recoverable. It is likely that the actual remaining quantities recovered will exceed the estimated proved reserves.

Probable reserves are those additional reserves that are less certain to be recovered than proved reserves. It is equally likely that the actual remaining quantities recovered will be greater or less than the sum of the estimated proved plus probable reserves.

Possible reserves are those additional reserves that are less certain to be recovered than Probable reserves. There is a 10% probability that the quantities actually recovered will equal or exceed the sum of Proved plus Probable plus Possible reserves.

Certain terms used in this press release but not defined are defined in NI 51-101, CSA Staff Notice 51-324 - Revised Glossary to NI 51-101 Standards of Disclosure for Oil and Gas Activities ("CSA Staff Notice 51-324") and/or the COGEH and, unless the context otherwise requires, shall have the same meanings herein as in NI 51-101, CSA Staff Notice 51-324 and the COGEH, as the case may be.

This press release contains a number of oil and gas metrics, including free cash flow, NAV per share, operating netback, cash netback and reserves per share which do not have standardized meanings or standard methods of calculation and therefore such measures may not be comparable to similar measures used by other companies and should not be used to make comparisons. Such metrics have been included herein to provide readers with additional measures to evaluate the Company's performance; however, such measures are not reliable indicators of the future performance of the Company and future performance may not compare to the performance in previous periods.

•
Before tax and after tax free cash flow are non-GAAP terms and are called before tax and after tax net revenue in the GTE McDaniel Reserves Report, respectively. The non-GAAP term of before tax free cash flow reconciles to the nearest GAAP term of oil and gas sales, which is called sales revenue in the GTE McDaniel Reserves Report. Before tax net revenue is calculated by McDaniel by subtracting total royalties, operating costs, future development capital, abandonment and reclamation costs from sales revenue. After tax free cash flow is calculated by McDaniel by subtracting future taxes from before tax net revenue. Refer to "Future Net Revenue" in this press release for the applicable reconciliation. Management uses free cash flow as a measure of the Company's ability to fund its exploration program.

•
NAV per share is calculated as before tax NPV discounted at 10% plus estimated net working capital deficit and debt, excluding risk management assets and liabilities and investment in Sterling Resources Ltd. shares, and number of shares of Gran Tierra's common stock and exchangeable shares issued and outstanding. Management uses NAV per share as a measure of the relative change of Gran Tierra's net asset value over its outstanding common stock over a period of time.

•
Operating netback and cash netback are calculated as described in this press release. Management believes that operating netback and cash netback are useful supplemental measures for the reasons described in this press release.

•
Reserve per share is calculated as reserves in the referenced category divided by the number of common stock and exchangeable shares issued and outstanding at December 31. Management uses this measure to determine the relative change of its reserve base over its outstanding common stock over a period of time.

Disclosure of Reserve Information and Cautionary Note to U.S. Investors

Unless expressly stated otherwise, all estimates of proved, probable and possible reserves and related future net revenue disclosed in this press release have been prepared in accordance with NI 51-101. Estimates of reserves and future net revenue made in accordance with NI 51-101 will differ from corresponding estimates prepared in accordance with applicable U.S. Securities and Exchange Commission ("SEC") rules and disclosure requirements of the U.S. Financial Accounting Standards Board ("FASB"), and those differences may be material. NI 51-101, for example, requires disclosure of reserves and related future net revenue estimates based on forecast prices and costs, whereas SEC and FASB standards require that reserves and related future net revenue be estimated using average prices for the previous 12 months. In addition, NI 51-101 permits the presentation of reserves estimates on a "company gross" basis, representing Gran Tierra's working interest share before deduction of royalties, whereas SEC and FASB standards require the presentation of net reserve estimates after the deduction of royalties and similar payments. There are also differences in the technical reserves estimation standards applicable under NI 51-101 and, pursuant thereto, the COGEH, and those applicable under SEC and FASB requirements.

In addition to being a reporting issuer in certain Canadian jurisdictions, Gran Tierra is a registrant with the SEC and subject to domestic issuer reporting requirements under U.S. federal securities law, including with respect to the disclosure of reserves and other oil and gas information in accordance with U.S. federal securities law and applicable SEC rules and regulations (collectively, "SEC requirements"). Disclosure of such information in accordance with SEC requirements is included in the Company's Annual Report on Form 10-K and in other reports and materials filed with or furnished to the SEC and, as applicable, Canadian securities regulatory authorities. The SEC permits oil and gas companies that are subject to domestic issuer reporting requirements under U.S. federal securities law, in their filings with the SEC, to disclose only estimated proved, probable and possible reserves that meet the SEC's definitions of such terms. Gran Tierra has disclosed estimated proved, probable and possible reserves in its filings with the SEC. In addition, Gran Tierra prepares its financial statements in accordance with United States generally accepted accounting principles, which require that the notes to its annual financial statements include supplementary disclosure in respect of the Company's oil and gas activities, including estimates of its proved oil and gas reserves and a standardized measure of discounted future net cash flows relating to proved oil and gas reserve quantities. This supplementary financial statement disclosure is presented in accordance with FASB requirements, which align with corresponding SEC requirements concerning reserves estimation and reporting.

Contact Information

For investor and media inquiries please contact:

Gary Guidry
Chief Executive Officer

Ryan Ellson
Chief Financial Officer

Rodger Trimble, P.Eng.
Vice-President Investor Relations

403-265-3221

info@grantierra.com